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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Information Statement of Excel Legacy Corporation on Form 10 of our reports dated November 24, 1997 on our audits of the balance sheet of Excel Legacy Corporation as of November 17, 1997 and the financial statements of Excel Legacy Corporation Asset Group as of July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996, and 1995.


                                                       COOPERS & LYBRAND, L.L.P.


San Diego, California
December 10, 1997